Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-174837, 333-171092, 333-166181, 333-166180, 333-147566, 333-107546, 333-100629, 333-61272, 333-51792, 333-42376, 333-73061, 333-66397, 333-45795, 333-45791 and 333-45789 on Form S-8, in Registration No. 333-171134 on Form S-1 as amended by Post-Effective Amendment No. 2 on Form S-3, and in Registration Nos. 333-173576, 333-90864, 333-62696 and 333-71915 on Form S-3 of our reports dated March 29, 2012, relating to the consolidated financial statements and financial statement schedule of Identive Group, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company´s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of certain material weaknesses) as of December 31, 2011 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/s/	DELOITTE & TOUCHE GMBH
WIRTSCHAFTSPRÜFUNGSGESELLSCHAFT

Munich, Germany

March 29, 2012